Exhibit 99.1

STRYKER REPORTS THIRD QUARTER 2016 RESULTS
Kalamazoo, Michigan - October 27, 2016 - Stryker Corporation (NYSE:SYK) reported operating results for the third quarter of 2016:
Third Quarter Highlights
Net sales grew 17.1% to $2.8 billion (16.7% constant currency)

Orthopaedics	5.6%	or	5.3% constant currency
MedSurg	33.0%	or	33.0% constant currency
Neurotechnology and Spine	9.7%	or	8.7% constant currency
Reported net earnings per diluted share increased 19.0% to $0.94
Adjusted net earnings per diluted share(1) increased 11.2% to $1.39
"Our third quarter results again demonstrate our ability to consistently deliver strong organic sales growth at the high end of med tech," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our acquisitions are performing well and contributed to solid overall earnings performance."
Sales Analysis
Consolidated net sales of $2.8 billion increased 17.1% in the quarter as reported and 16.7% in constant currency, as foreign currency exchange rates favorably impacted net sales by 0.4%. Excluding the 10.5% impact of acquisitions, net sales in the quarter increased 6.2% in constant currency, including 7.5% from increased unit volume partially offset by 1.3% due to lower prices. Net sales from our recently closed acquisitions, Sage Products LLC and Physio-Control International, Inc., contributed $242 million to our consolidated net sales in the quarter.
Orthopaedics net sales of $1.1 billion increased 5.6% in the quarter as reported and 5.3% in constant currency, as foreign currency exchange rates favorably impacted net sales by 0.3%. Excluding the 0.5% impact of acquisitions, net sales in the quarter increased 4.8% in constant currency, including 7.0% from increased unit volume partially offset by 2.2% due to lower prices.
MedSurg net sales of $1.3 billion increased 33.0% in the quarter as reported and in constant currency. Excluding the 25.7% impact of acquisitions, net sales in the quarter increased 7.3% in constant currency, including 7.9% from increased unit volume partially offset by 0.6% due to lower prices.
Neurotechnology and Spine net sales of $0.5 billion increased 9.7% in the quarter as reported and 8.7% in constant currency, as foreign currency exchange rates favorably impacted net sales by 1.0%. Excluding the 1.8% impact of acquisitions, net sales in the quarter increased 6.9% in constant currency, including 7.9% from increased unit volume partially offset by 1.0% due to lower prices.
Earnings Analysis
Reported net earnings of $355 million increased 17.9% in the quarter. Reported net earnings per diluted share of $0.94 increased 19.0% in the quarter. Reported net earnings include certain charges for the amortization of purchased intangible assets, acquisition and integration related activities, Rejuvenate and ABG II and other recall matters and restructuring-related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the attached reconciliation of actual results to adjusted results. Excluding the impact of these charges increases gross profit margin in the quarter from 66.1% to 66.3% and increases operating income margin from 17.2% to 24.9%.
Excluding the impact of the items described above, adjusted net earnings(2) of $526 million increased 10.5% in the quarter. Adjusted net earnings per diluted share(1) of $1.39 increased 11.2% in the quarter.
2016 Outlook
We expect 2016 organic sales growth to be in the range of 6.0% - 6.5% and adjusted net earnings per diluted share(3) to be in the range of $5.75 - $5.80 compared to our prior target of $5.70 - $5.80. For the fourth quarter we expect adjusted net earnings per diluted share(3) to be in the range of $1.73 - $1.78. If foreign currency exchange rates hold near current levels, we expect a neutral impact on net sales in the fourth quarter and a negative foreign currency impact of less than 0.5% in the full year. We expect the impact of foreign currency on adjusted net earnings per diluted share to be neutral in the fourth quarter.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the fourth quarter and full year and other important information appears below.

Conference Call on Thursday, October 27, 2016
As previously announced, the Company will host a conference call on Thursday, October 27, 2016 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended September 30, 2016 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 57981183 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.

A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, October 27, 2016, until 11:59 p.m., Eastern Time, on Thursday, November 3, 2016. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 57981183.

Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three and Nine Months Ended September 30 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS
	Three Months			Nine Months
	2016	2015	% Change	2016	2015	% Change
Net sales	$2,833	$2,420	17.1%	$8,168	$7,231	13.0%
Cost of sales	960	796	20.6	2,759	2,449	12.7
Gross profit	$1,873	$1,624	15.3%	$5,409	$4,782	13.1%
% of sales	66.1%	67.1%		66.2%	66.1%
Research, development and engineering expenses	184	155	18.7	526	461	14.1
Selling, general and administrative expenses	1,057	887	19.2	3,044	2,640	15.3
Recall charges	57	150	(62.0)	104	316	(67.1)
Intangible asset amortization	89	54	64.8	230	152	51.3
Total operating expenses	$1,387	$1,246	11.3%	$3,904	$3,569	9.4%
Operating income	486	378	28.6	1,505	1,213	24.1
% of sales	17.2%	15.6%		18.4%	16.8%
Other income (expense), net	(67)	(33)	103.0	(172)	(90)	91.1
Earnings before income taxes	$419	$345	21.4%	$1,333	$1,123	18.7%
Income taxes	64	44	45.5	196	206	(4.9)
Net earnings	$355	$301	17.9%	$1,137	$917	24.0%
Net earnings per share of common stock:
Basic	$0.95	$0.80	18.8%	$3.04	$2.43	25.1%
Diluted	$0.94	$0.79	19.0%	$3.01	$2.40	25.4%
Weighted-average shares outstanding - in millions:
Basic	374.4	376.3		373.9	377.4
Diluted	379.0	380.7		378.3	381.8
CONDENSED BALANCE SHEETS

	September 30	December 31
	2016	2015
ASSETS
Cash and cash equivalents	$2,953	$3,379
Marketable securities	69	700
Accounts receivable, net	1,803	1,662
Inventories	2,092	1,639
Other current assets	449	563
Total current assets	$7,366	$7,943
Property, plant and equipment, net	1,505	1,199
Goodwill and other intangibles, net	10,083	5,930
Other noncurrent assets	1,233	1,151
Total assets	$20,187	$16,223
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$2,423	$2,808
Accrued recall expenses	603	694
Other noncurrent liabilities	1,116	980
Long-term debt, excluding current maturities	6,713	3,230
Shareholders' equity	9,332	8,511
Total liabilities and shareholders' equity	$20,187	$16,223
CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months
	2016	2015
Operating activities
Net earnings	$1,137	$917
Depreciation	165	137
Amortization of intangible assets	230	152
Changes in operating assets and liabilities and other, net	(368)	(978)
Net cash provided by operating activities	$1,164	$228
Investing activities
Acquisitions, net of cash acquired	$(4,296)	$(140)
Change in marketable securities, net	633	2,872
Purchases of property, plant and equipment	(347)	(191)
Other investing, net	(4)	—
Net cash (used in) provided by investing activities	$(4,014)	$2,541
Financing activities
Borrowings/repayments of debt, net	$2,818	$(501)
Dividends paid	(426)	(391)
Repurchase of common stock	(13)	(446)
Other financing	24	36
Net cash provided by (used in) financing activities	$2,403	$(1,302)
Effect of exchange rate changes on cash and cash equivalents	21	(99)
Change in cash and cash equivalents	$(426)	$1,368

STRYKER CORPORATION For the Three and Nine Months Ended September 30 (Unaudited - Millions of Dollars) CONDENSED NET SALES ANALYSIS

	Three Months				Nine Months
			% Change				% Change
	2016	2015	As Reported	Constant Currency	2016	2015	As Reported	Constant Currency
Geographic:
United States	$2,111	$1,756	17.0%	17.0%	$6,043	$5,145	15.1%	15.1%
International	722	664	17.3	16.0	2,125	2,086	7.7	9.0
Total	$2,833	$2,420	17.1%	16.7%	$8,168	$7,231	13.0%	13.3%
Segment:
Orthopaedics	$1,077	$1,019	5.6%	5.3%	$3,216	$3,077	4.5%	4.9%
MedSurg	1,253	943	33.0	33.0	3,469	2,809	23.5	24.0
Neurotechnology and Spine	503	458	9.7	8.7	1,483	1,345	10.3	10.2
Total	$2,833	$2,420	17.1%	16.7%	$8,168	$7,231	13.0%	13.3%
SUPPLEMENTAL NET SALES GROWTH ANALYSIS

	Three Months
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$354	$332	6.5%	6.3%	5.4%	9.6%	8.9%
Hips	310	307	0.9	1.0	0.7	1.4	1.5
Trauma and Extremities	343	318	7.7	6.9	6.9	9.0	6.8
Other	70	62	13.7	13.2	9.8	31.8	28.8
Total Orthopaedics	$1,077	$1,019	5.6%	5.3%	4.8%	7.3%	6.3%
MedSurg:
Instruments	$380	$359	6.1%	6.0%	5.2%	9.4%	8.7%
Endoscopy	364	336	8.6	8.5	10.4	3.4	2.9
Medical	450	195	131.1	131.5	121.4	177.4	179.6
Sustainability	59	53	10.3	10.3	10.3	21.1	20.7
Total MedSurg	$1,253	$943	33.0%	33.0%	32.3%	35.8%	35.8%
Neurotechnology and Spine:
Neurotechnology	$311	$275	13.1%	11.7%	9.1%	21.0%	16.7%
Spine	192	183	4.6	4.2	5.0	3.3	1.6
Total Neurotechnology and Spine	$503	$458	9.7%	8.7%	7.4%	15.1%	11.7%
Total	$2,833	$2,420	17.1%	16.7%	17.0%	17.3%	16.0%

	Nine Months
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,085	$1,023	6.0%	6.5%	7.1%	3.1%	5.0%
Hips	949	939	1.1	1.9	2.1	(0.5)	1.5
Trauma and Extremities	998	940	6.1	6.1	9.1	1.5	1.3
Other	184	175	5.3	5.6	6.2	1.7	3.3
Total Orthopaedics	$3,216	$3,077	4.5%	4.9%	6.2%	1.2%	2.5%
MedSurg:
Instruments	$1,122	$1,059	6.0%	6.4%	7.7%	0.5%	2.3%
Endoscopy	1,049	992	5.8	6.3	10.0	(6.4)	(4.4)
Medical	1,122	597	87.9	88.8	82.5	111.8	116.4
Sustainability	176	161	9.2	9.2	9.1	17.5	22.9
Total MedSurg	$3,469	$2,809	23.5%	24.0%	25.2%	17.7%	20.0%
Neurotechnology and Spine:
Neurotechnology	$924	$799	15.7%	15.5%	15.1%	17.0%	16.3%
Spine	559	546	2.3	2.4	5.2	(6.0)	(5.6)
Total Neurotechnology and Spine	$1,483	$1,345	10.3%	10.2%	10.8%	9.2%	8.9%
Total	$8,168	$7,231	13.0%	13.3%	15.1%	7.7%	9.0%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

STRYKER CORPORATION For the Three and Nine Months September 30 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS
Three Months 2016	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,873	$1,057	$89	$486	$355	15.2%	$0.94
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	2	—	—	2	1	0.2	—
Other acquisition and integration related	—	(47)	—	47	44	(1.2)	0.12
Amortization of purchased intangible assets	—	—	(89)	89	62	2.7	0.16
Restructuring-related charges (b)	2	(23)	—	25	20	0.1	0.05
Rejuvenate and other recall matters (c)	—	—	—	57	44	0.5	0.12
Adjusted	$1,877	$987	$—	$706	$526	17.5%	$1.39

Three Months 2015	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,624	$887	$54	$378	$301	12.8%	$0.79
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	(6)	—	—	(6)	(4)	(0.3)	(0.01)
Other acquisition and integration related	—	(5)	—	5	5	(0.2)	0.01
Amortization of purchased intangible assets	—	—	(54)	54	38	2.1	0.12
Restructuring-related charges (b)	2	(20)	—	22	15	0.3	0.04
Rejuvenate and other recall matters (c)	—	—	—	150	127	0.3	0.32
Tax Matters	—	—	—	—	(6)	1.4	(0.02)
Adjusted	$1,620	$862	$—	$603	$476	16.4%	$1.25

Nine Months 2016	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,409	$3,044	$230	$1,505	$1,137	14.7%	$3.01
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	37	—	—	37	23	0.6	0.06
Other acquisition and integration related	—	(83)	—	83	69	—	0.19
Amortization of purchased intangible assets	—	—	(230)	230	160	2.2	0.42
Restructuring-related charges (b)	7	(60)	—	67	54	0.1	0.14
Rejuvenate and other recall matters (c)	—	—	—	104	83	0.1	0.22
Legal matters (d)	—	12	—	(12)	(7)	(0.2)	(0.02)
Adjusted	$5,453	$2,913	$—	$2,014	$1,519	17.5%	$4.02

Nine Months 2015	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,782	$2,640	$152	$1,213	$917	18.3%	$2.40
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	7	—	—	7	4	0.2	0.01
Other acquisition and integration related	—	(24)	—	24	18	0.2	0.05
Amortization of purchased intangible assets	—	—	(152)	152	107	1.6	0.30
Restructuring-related charges (b)	4	(74)	—	78	58	0.3	0.15
Rejuvenate and other recall matters (c)	—	—	—	316	222	3.8	0.57
Legal matters (d)	—	53	—	(53)	(46)	0.2	(0.12)
Tax Matters (e)	—	—	—	—	78	(7.0)	0.20
Adjusted	$4,793	$2,595	$—	$1,737	$1,358	17.6%	$3.56

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the cost associated with certain restructuring-related charges associated with workforce reductions, facility rationalizations and other restructuring-related activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate and ABG II recall and other recall matters.
(d)	Amount represents a gain associated with a legal settlement in 2016 and 2015.
(e)	Charges represent the tax impacts related to certain discrete tax items and the establishment of the European regional headquarters in 2015.

STRYKER CORPORATION For the Three Months and Full Year December 31, 2016 RECONCILIATION OF EXPECTED NET EARNINGS PER DILUTED SHARE TO EXPECTED ADJUSTED NET EARNINGS PER DILUTED SHARE
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.41	$1.62	$4.42	$4.63
Acquisition and integration related charges	0.11	—	0.36	0.25
Amortization of purchased intangible assets	0.16	0.16	0.58	0.58
Restructuring-related charges	0.05	—	0.19	0.14
Rejuvenate and other recall matters	—	—	0.22	0.22
Legal matters	—	—	(0.02)	(0.02)
Expected - Adjusted	$1.73	$1.78	$5.75	$5.80